Madsen & Associates, CPAs Inc.
                             684 EAST VINE STREET #3
                               MURRAY, UTAH 84107
                            TELEPHONE (801) 268-2632
                               FAX (801) 262-3978

TED A. MADSEN



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated May 24, 2004, on our audits of the financial statements of Davison Arts Management, Inc. (a development stage company) as of December 31, 2003 and for the years ended December 31, 2003 and 2002 and for the period from March 23, 1999 (date of inception) to December 31, 2003. We also consent to the reference to our firm under the caption "Experts."


         /s/ Madsen & Associates, CPAs Inc.
         Salt Lake City, Utah
         May 27, 2004